SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2020 (May 20, 2020)

HAWKEYE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	83-0799093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7119 W. Sunset Blvd, Suite 468, Los Angeles, CA	90046
(Address of principal executive offices)	(Zip Code)

310-606-2054

(Registrant’s telephone number, including area code)

_______________________________

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The Company will be relying on the Securities and Exchange Commission's Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the "Order") to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the "March 10-Q") due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our normal interactions with our accounting personnel, legal advisors, auditors and others responsible for preparation of the March 10-Q. The Company has historically provided its auditors and other legal and financial advisors with full access to work papers and related information. Because the audit personnel and other legal and financial advisors are now working remotely as much as possible, and relying on the Company to scan work papers and other documents, the Company's ability to complete its audit and file the March 10-Q prior to its due date has been be delayed. Notwithstanding the foregoing, the Company expects to file the March 10-Q no later than June 15, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawkeye Systems, Inc.

Dated: May 20, 2020	By:	/s/ Corby Marshall
	Name:	Corby Marshall
Chief Executive Officer

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